Exhibit 99.1

LEAPFROG REPORTS FIRST QUARTER 2011 RESULTS

EMERYVILLE, California—May 2, 2011—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the first quarter ended March 31, 2011.

Highlights of first quarter 2011 results compared to first quarter 2010 results:

•	Retail point-of-sale, or POS, dollars[1] were up 8% in the U.S. for the 12 weeks ended March 26, 2011 compared to the 12 weeks ended March 27, 2010.

•	Consolidated net sales were $40 million, down 6%, reflecting the effect of higher retail inventory at the end of 2010.

•	Net loss per share was $0.34, an improvement of $0.03.

•	The Toy Industry Association, Inc. awarded Leapster Explorer™ the Educational Toy of the Year and My Own Leaptop™ the Infant/Toddler Toy of the Year.

“I am excited to lead the LeapFrog team,” said John Barbour, Chief Executive Officer. “In the eight weeks that I have been with the Company, I have seen the passion and talent of LeapFrog employees around the world who are creating life-changing learning solutions to help children achieve their full potential.

“LeapFrog has accomplished much over the last few years, including returning to profitability in 2010. Our first quarter results are yet another positive step towards earnings improvement. I believe that LeapFrog has strong earnings potential given our leading brand, unique product portfolio, significant game-changing opportunities, and experienced team.”

First Quarter 2011 Results Compared to First Quarter 2010 Results

Net sales were $40 million, down 6%, and were not materially affected by foreign currency exchange rates.

Net sales from the United States segment were $26 million, down 19%, reflecting the effect of higher retail inventory at the end of 2010. However, our retail POS dollars were up 8% in the U.S.

Net sales from the International segment were $13 million, up 37%, and included a two percentage point favorable impact from changes in currency exchange rates.

Gross margin was 29.6%, up 0.3 percentage points.

[1]	Please see Description of Retail Point-of-Sale Dollars below for an explanation of this operating metric.

LeapFrog Enterprises, Inc.

Loss from operations was $22 million, a $1 million improvement as a result of our improved cost structure.

Guidance

“Our product portfolio performed well at retail, and earnings improved despite a decline in net sales, which we expected given the year-end retail inventory carry-over,” said Mark Etnyre, Chief Financial Officer.

“While it is still early in the year, we believe we are on track to achieve the full-year guidance that we previously provided. In 2011, we expect net sales to be flat to slightly down compared to 2010 and net income per share to be in the range of $0.15 to $0.20. In the second quarter of 2011, we expect net sales to be down 15% to 20% compared to the second quarter of 2010 given the retail inventory carry-over, and we expect net loss per share to be in the range of $0.23 to $0.26,” continued Mr. Etnyre.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss first quarter 2011 financial results on May 2, 2011, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will be webcast and can be accessed at LeapFrog’s investor web site at www.leapfroginvestor.com. To participate in the call, please dial (706) 634-0183 and request conference ID 61481482. A replay of the call will be available for one month. To access the replay, please dial (706) 645-9291 and use conference ID 61481482.

Description of Retail Point-of-Sale Dollars

Retail point-of-sale, or POS, dollars is a non-audited operating metric that represents a measure of U.S. retailers’ sales of LeapFrog products to consumers. Retail point-of-sale dollars differs significantly from LeapFrog’s reported net sales, which reflect all products sold by LeapFrog to its retailer customers in all markets and also includes other sources of revenue. The point-of-sale data, based on retail prices, is provided to LeapFrog by retailers and also includes sales through online retailers and our online retail store at LeapFrog.com. LeapFrog believes this represents approximately 95% of our U.S. retailers’ dollar sales of LeapFrog products to consumers, based on historical shipments by us to such retailers. LeapFrog management uses point-of-sale data to evaluate the retail channel sales environment and develop net sales forecasts. Results for full year retail point-of-sale dollars are for the 12 weeks ended March 26, 2011 and the 12 weeks ended March 27, 2010.

About LeapFrog

LeapFrog Enterprises, Inc. is an education innovator and a leading developer of fun learning solutions for children. LeapFrog’s award-winning product portfolio is designed to help every child achieve their full potential by delivering best-in-class educational curriculum through age-appropriate technology-based platforms, engaging content, and toys. The Learning Path, LeapFrog’s proprietary online destination for parents and extended family, provides personalized

LeapFrog Enterprises, Inc.

feedback on a child’s learning progress and offers product recommendations to enhance each child’s learning experience. Through the power of play, LeapFrog’s products and curriculum help children of all ages prepare for life and academic success. LeapFrog’s products are available in more than 45 countries and have been used by teachers in more than 100,000 U.S. classrooms. LeapFrog is based in Emeryville, California and was founded in 1995 by a father who revolutionized technology-based learning solutions to help his child learn how to read. Come see the learning at www.leapfrog.com.

NOTE: LEAPFROG, the LeapFrog logo, and LEAPSTER EXPLORER, and MY OWN LEAPTOP are trademarks or registered trademarks of LeapFrog Enterprises, Inc.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements include statements regarding anticipated financial results (including sales, profitability, net income per share, and POS). Our actual results may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause our results to differ include highly changeable consumer preferences and toy trends, our ability to achieve anticipated sales levels, particularly with respect to newly-launched products, the overall economic environment and its effect on retail business, the seasonality of our business, introductions of products that compete with our platforms by a variety of other companies, our ability to respond quickly and cost effectively to changes in manufacturing costs and in consumer demand for our products, our ability to manage operating expenses effectively, and our ability to provide high-quality experiences to consumers with all of our products and services. These risks and others are discussed under “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our 2010 annual report on Form 10-K filed on February 22, 2011. All information provided in this release is as of the date hereof, and we undertake no obligation to update this information.

Contact Information

Investors:	Media:

Karen Sansot	Monica Ma
Investor Relations	Media Relations
(510) 420-4803	(510) 596-3437

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net sales	$39,678	$42,406
Cost of sales	27,922	29,974

Gross profit	11,756	12,432

Operating expenses:
Selling, general and administrative	20,487	21,121
Research and development	8,231	8,596
Advertising	2,335	3,343
Depreciation and amortization	2,553	2,427

Total operating expenses	33,606	35,487

Loss from operations	(21,850)	(23,055)

Other income (expense):
Interest income	33	60
Interest expense	(36)	(3)
Other, net	(560)	(731)

Total other expense, net	(563)	(674)

Loss before income taxes	(22,413)	(23,729)
Benefit from income taxes	(227)	(171)

Net loss	$(22,186)	$(23,558)

Net loss per share:
Class A and B - basic and diluted	$(0.34)	$(0.37)

Weighted average shares used to calculate net loss per share:
Class A and B - basic and diluted	64,822	64,073

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Operating activities:
Net loss	$(22,186)	$(23,558)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,526	4,340
Deferred income taxes	(133)	(80)
Stock-based compensation expense	1,228	2,458
Loss on disposal of long-term assets	53	—
Allowance for doubtful accounts	411	231
Other changes in operating assets and liabilities:
Accounts receivable, net	119,888	107,008
Inventories	(6,807)	(7,361)
Prepaid expenses and other current assets	(2,571)	(3,078)
Other assets	(388)	758
Accounts payable	(9,307)	(30,440)
Accrued liabilities	(20,220)	(16,117)
Long-term liabilities	262	354
Income taxes payable	(122)	20
Other	—	(26)

Net cash provided by operating activities	64,634	34,509

Investing activities:
Purchases of property and equipment	(4,622)	(2,440)
Capitalization of product costs	(2,169)	(2,716)
Purchases of intangible assets	—	(5,335)
Disposal of property and equipment	67	—
Other	(65)	—

Net cash used in investing activities	(6,789)	(10,491)

Financing activities:
Proceeds from stock option exercises and employee stock purchase plans	262	446
Net cash paid for payroll taxes on restricted stock unit releases	(536)	(29)

Net cash provided by (used in) financing activities	(274)	417

Effect of exchange rate changes on cash	444	99

Net change in cash and cash equivalents	58,015	24,534
Cash and cash equivalents, beginning of period	19,479	61,612

Cash and cash equivalents, end of period	$77,494	$86,146

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31,		December 31,
	2011	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$77,494	$86,146	$19,479
Accounts receivable, net of allowances for doubtful accounts of $1,069, $1,164 and $776, respectively	37,611	40,170	157,646
Inventories	54,667	35,595	47,455
Prepaid expenses and other current assets	11,021	10,475	8,321
Deferred income taxes	1,741	2,112	1,678

Total current assets	182,534	174,498	234,579
Long-term investments	2,681	3,685	2,681
Deferred income taxes	1,059	1,295	989
Property and equipment, net	17,619	14,618	15,059
Capitalized product costs, net	13,276	15,734	13,184
Goodwill	19,549	19,549	19,549
Other intangible assets, net	5,219	7,673	5,653
Other assets	2,174	2,370	1,786

Total assets	$244,111	$239,422	$293,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,136	$27,851	$31,390
Accrued liabilities	21,334	23,734	41,425
Income taxes payable	45	262	167

Total current liabilities	43,515	51,847	72,982
Long-term deferred income taxes	3,311	3,026	3,199
Other long-term liabilities	11,810	12,301	11,734
Stockholders’ equity:
Class A Common Stock, par value $0.0001; Authorized - 139,500 shares; Issued and outstanding: 46,277, 37,069 and 43,783, respectively	5	4	5
Class B Common Stock, par value $0.0001; Authorized - 40,500 shares; Issued and outstanding: 18,749, 27,141 and 20,961, respectively	2	3	2
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	388,787	383,008	387,833
Accumulated other comprehensive income	1,434	303	292
Accumulated deficit	(204,568)	(210,885)	(182,382)

Total stockholders’ equity	185,475	172,248	205,565

Total liabilities and stockholders’ equity	$244,111	$239,422	$293,480

LeapFrog Enterprises, Inc.

LEAPFROG ENTERPRISES, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Net sales	$39,678	$42,406
Cost of sales (1)	27,922	29,974

Gross profit	11,756	12,432

Operating expenses: (2) (3)
Selling, general and administrative	20,487	21,121
Research and development	8,231	8,596
Advertising	2,335	3,343
Depreciation and amortization	2,553	2,427

Total operating expenses	33,606	35,487

Loss from operations	(21,850)	(23,055)

Other income (expense):
Interest income	33	60
Interest expense	(36)	(3)
Other, net	(560)	(731)

Total other expense, net	(563)	(674)

Loss before income taxes	(22,413)	(23,729)
Benefit from income taxes	(227)	(171)

Net loss	$(22,186)	$(23,558)

(1) Includes depreciation and amortization	1,973	1,913

(2) Includes stock-based compensation as follows:
Selling, general and administrative	1,104	2,120
Research and development	124	338
(3) Includes severance costs as follows:
Selling, general and administrative	2,366	230
Research and development	4	—

Segment data:
Net sales:
U.S. segment	26,352	32,654
International segment	13,326	9,752

Loss from operations*:
U.S. segment	(21,274)	(21,892)
International segment	(576)	(1,163)

*	Certain corporate-level operating expenses associated with sales and marketing, product support, human resources, legal, finance, information technology, corporate development, procurement activities, research and development, legal settlements and other corporate costs are charged entirely to our U.S. segment, rather than being allocated between the U.S. and International segments. All related prior period financial data has been recast to conform to the current presentation.